Exhibit 1.1

Live Oak Acquisition Corp. VI

20,000,000 Units

UNDERWRITING AGREEMENT

New York, New York

[●], 2026

Santander US Capital Markets LLC
437 Madison Avenue
New York, New York 10022

as Representative of the several underwriters listed in Schedule I hereto (the “Underwriters”)

Ladies and Gentlemen:

Live Oak Acquisition Corp. VI, a Cayman Islands exempted company (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Santander US Capital Markets LLC is acting as Representative (the “Representative”), an aggregate of 20,000,000 units (the “Units”) of the Company (said Units to be issued and sold by the Company being hereinafter called the “Underwritten Securities”) (the “Offering”). The Company also proposes to grant to the Underwriters an option to purchase up to 3,000,000 additional Units to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). Certain capitalized terms used in this Agreement and not otherwise defined are defined in Section 23 hereof.

Each Unit consists of one Class A ordinary share, par value $0.0001 per share (the “Class A Ordinary Shares”), of the Company and one-half of one redeemable warrant, where each whole warrant entitles the holder to purchase one Class A Ordinary Share (the “Public Warrants”). The Class A Ordinary Shares and the Public Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus (or if such date is not a Business Day (as defined below), the following Business Day) unless the Representative informs the Company of its decision to allow earlier separate trading, subject to (a) the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the gross proceeds at the closing of the Offering, (b) the filing by the Company of such audited balance sheet with the U.S. Securities and Exchange Commission (the “Commission”) on a Current Report on Form 8-K (the “Closing Form 8-K”) and (c) the issuance by the Company of a press release announcing when such separate trading will begin. Each whole Warrant entitles its holder, upon exercise, to purchase one Class A Ordinary Share for $11.50, subject to certain adjustments, during the period commencing thirty (30) days after the completion by the Company of its Initial Business Combination (as defined below) and terminating on the five-year anniversary of the completion by the Company of its Initial Business Combination, or earlier upon redemption or liquidation of the Trust Account (as defined herein). As used herein, the term “Initial Business Combination” (as described more fully in the Registration Statement (as defined herein)) shall mean any merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses or entities (collectively, a “Target Business”).

Pursuant to the Securities Subscription Agreement, effective as of January 27, 2026 (the “Securities Subscription Agreement”), the Company issued an aggregate of 5,750,000 Class B ordinary shares, par value $0.0001 per share (such shares, as well as the Class A Ordinary Shares issuable upon conversion thereof, where applicable, the “Founder Shares”) to Live Oak Sponsor VI, LLC (the “Sponsor”), in a private placement for an aggregate purchase price of $25,000 in cash.

The Company has entered into an Investment Management Trust Agreement, effective as of the date hereof, with Continental Stock Transfer & Trust Company, as trustee (the “Trustee”), in substantially the form filed as an exhibit to the Registration Statement (the “Trust Agreement”), pursuant to which the proceeds from the Offering and certain proceeds from the sale of the Private Placement Warrants will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and holders of the Securities.

The Company has entered into a Private Placement Warrants Purchase Agreement, effective as of the date hereof (the “Private Placement Warrants Purchase Agreement”) with the Sponsor, in substantially the form filed as an exhibit to the Registration Statement, pursuant to which the Sponsor has agreed to purchase from the Company an aggregate of 4,600,000 private placement warrants at a price of $1.00 per warrant ($4,600,000 in the aggregate), whether or not the over-allotment option is exercised (collectively, the “Private Placement Warrants”).

The Company has entered into a Warrant Agreement, effective as of the date hereof, with respect to the Public Warrants, the Private Placement Warrants and certain warrants that may be issued upon conversion of working capital loans made to the Company (the “Working Capital Warrants”) with Continental Stock Transfer & Trust Company, as warrant agent, in substantially the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”), pursuant to which Continental Stock Transfer & Trust Company will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Public Warrants, the Private Placement Warrants and the Working Capital Warrants.

The Company has entered into a Registration Rights Agreement, effective as of the date hereof, in substantially the form filed as an exhibit to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Founder Shares, the Private Placement Warrants and the Working Capital Warrants (and any Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants or the Working Capital Warrants and upon the conversion of the Founder Shares).

The Company has entered into a letter agreement, effective as of the date hereof, in substantially the form filed as an exhibit to the Registration Statement (the “Insider Letter”), with the Sponsor and each of the Company’s directors, director nominees and executive officers.

The Company has entered into an Administrative Services Agreement, dated as of the date hereof, in substantially the form filed as an exhibit to the Registration Statement, with the Sponsor (the “Administrative Services Agreement”), pursuant to which the Company will pay to the Sponsor an aggregate monthly fee of $25,000 for office space, utilities and secretarial and administrative support from the date that the Units are first listed on the Nasdaq Global Market until the earlier of the date of the consummation of the Initial Business Combination or until the time that the Company is required to liquidate.

On January 27, 2026, the Sponsor agreed to loan the Company up to $300,000 to cover expenses related to the Offering pursuant to a non-interest bearing unsecured promissory note in substantially the form filed as an exhibit to the Registration Statement (the “Promissory Note”). The Promissory Note will be payable either upon the date of the consummation of the Offering.

1. Representations and Warranties.

(a) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(a).

(1) Effectiveness of Registration Statement. The Company has prepared and filed with the Commission the Registration Statement (file number 333-[●]) on Form S-1 (the “Registration Statement”), including the related Preliminary Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to the Representative. The Company will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representative prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Statutory Prospectus) as the Company has advised the Representative, prior to the Execution Time, will be included or made therein. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.

(2) Effective Date. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (the “Option Closing Date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and, if any, the Option Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(3) Execution Time. At the Execution Time, the Statutory Prospectus, each “road show” (as defined in Rule 433(h) of the Act) when taken together as a whole with the Statutory Prospectus, and any individual Written Testing-the-Waters Communication (as defined below), when taken together as a whole with the Statutory Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Statutory Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Statutory Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(4) Compliance with Exchange Act. The Company has filed with the Commission a Form 8-A (file number [●]) providing for the registration under the Exchange Act of the Securities, the Class A Ordinary Shares included as part of the Securities and the Public Warrants included as part of the Securities. The registration of such securities under the Exchange Act has been declared effective by the Commission on or prior to the date of this Agreement. The Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Global Market, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(5) No Stop Orders, Etc. Neither the Commission nor any state regulatory authority has issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order including, without limitation, pursuant to Section 8A of the Act.

(6) Disclosure of Agreements. The agreements and documents described in the Statutory Prospectus, the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained therein. There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the headings “Principal Shareholders,” “Certain Relationships and Related Party Transactions,” and “Description of Securities,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are in all material respects accurate and fair summaries of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required.

(7) Capitalization. The Company’s authorized equity capitalization is as set forth in the Statutory Prospectus, the Registration Statement and the Prospectus. The share capital of the Company conforms in all material respects to the description thereof contained in the Statutory Prospectus, the Registration Statement and the Prospectus.

(8) Outstanding Securities. All issued and outstanding securities of the Company have been duly and validly authorized and issued and are fully paid and non-assessable (meaning that the holder thereof shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on such shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil)); and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding securities were at all relevant times either registered under the Act, the applicable state securities and blue-sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements. The holders of outstanding securities of the Company are not entitled to preemptive or other rights to subscribe for the Securities arising by operation of law or under the Company’s Amended and Restated Memorandum and Articles of Association (as amended from time to time, the “Amended and Restated Memorandum and Articles of Association”); and, except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares or other ownership interests in the Company are outstanding.

(9) Securities Sold Pursuant to this Agreement.

(i) The Securities have been duly authorized by the Company and when issued and delivered against payment therefor by the Underwriters pursuant to this Agreement and in respect of Class A Ordinary Shares included in the Securities, registered in the Company’s register of members, will be validly issued.

(ii) The Class A Ordinary Shares included in the Securities have been duly authorized by the Company and, when issued and delivered against payment for the Securities by the Underwriters pursuant to this Agreement and registered in the Company’s register of members, will be validly issued, fully paid and non-assessable (meaning that the holder thereof shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on such shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil)). The holders of such Class A Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Class A Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(iii) The Public Warrants included in the Securities have been duly authorized by the Company and, when issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by the Underwriters pursuant to this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforceability of creditors’ rights generally from time to time in effect and by equitable principles of general applicability (the “Enforceability Exceptions”).

(iv) The Class A Ordinary Shares issuable upon exercise of the Public Warrants included in the Securities and the Private Placement Warrants have been duly authorized by the Company and reserved for issuance and, when issued and delivered against payment therefor pursuant to the Public Warrants or the Private Placement Warrants, as applicable, and the Warrant Agreement and registered in the Company’s register of members, will be validly issued, fully paid and non-assessable (meaning that the holder thereof shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on such shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil)). The holders of such Class A Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Class A Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(10) Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(11) Prior Securities Transactions.

(i) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Statutory Prospectus or the Prospectus.

(ii) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Securities pursuant to the Registration Statement.

(12) Securities Sold to Founders, Sponsor and Insiders. The Founder Shares have been duly authorized and are validly issued, fully paid and non-assessable (meaning that the holder thereof shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on such shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil)). The Private Placement Warrants have been duly authorized and, when delivered upon the consummation of the Offering, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by the Enforceability Exceptions. The Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants have been duly authorized and reserved for issuance and will be validly issued, fully paid and non-assessable (meaning that the holder thereof shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on such shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil)).

Each of the Sponsor and the Company’s executive officers and directors have agreed to: (a) waive their redemption rights with respect to any Founder Shares and Class A Ordinary Shares sold as part of the Units in the Offering (the “Public Shares”) held by them in connection with the completion of an Initial Business Combination, (b) waive their redemption rights with respect to any Founder Shares and Public Shares held by them in connection with a shareholder vote to approve an amendment to the Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow the redemption of its Public Shares in connection with its Initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete its Initial Business Combination within the time period set forth in the Amended and Restated Memorandum and Articles of Association or (B) with respect to any other material provisions relating to the rights of holders of the Public Shares or pre-Initial Business Combination activity; (c) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete an Initial Business Combination within the time period set forth in the Amended and Restated Memorandum and Articles of Association (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares held by them if the Company fails to complete an Initial Business Combination within the time period set forth in the Amended and Restated Memorandum and Articles of Association and to liquidating distributions from assets outside the Trust Account); and (d) vote any Founder Shares and any Public Shares held by them purchased during or after the Offering (including in open market and privately-negotiated transactions) in favor of an Initial Business Combination (except that any Public Shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the Initial Business Combination transaction) if the Company submits an Initial Business Combination to its shareholders for a vote.

(13) Due Incorporation; Power and Authority. The Company was duly incorporated as an exempted company in the Cayman Islands on January 27, 2026, is validly existing as an exempted company in good standing under the laws of the Cayman Islands with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Statutory Prospectus and the Prospectus, and to enter into this Agreement, the Trust Agreement, the Warrant Agreement, the Private Placement Warrant Purchase Agreement, the Registration Rights Agreement, the Insider Letter, the Securities Subscription Agreement, the Promissory Note and the Administrative Services Agreement and to carry out the transactions contemplated hereby and thereby. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect (as defined herein).

(14) Validity and Binding Effect of Agreements.

(i) This Agreement has been duly authorized, executed and delivered by the Company.

(ii) The Trust Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

(iii) The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

(iv) The Private Placement Warrants Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

(v) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions and except that the indemnification and contribution provisions of the Registration Rights Agreement may be unenforceable.

(vi) The Administrative Services Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

(vii) The Insider Letter has been duly authorized, executed and delivered by the Sponsor and, to the knowledge of the Company, by each of the Company’s directors and executive officers, respectively, and is a valid and binding agreement of the Sponsor and, to the knowledge of the Company, each of the Company’s directors and executive officers, respectively, enforceable against the Sponsor and, to the knowledge of the Company, against each of the Company’s directors and executive officers, respectively, in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

(viii) The Securities Subscription Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

(ix) The Promissory Note has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

(15) Consents, Approvals, Etc. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Promissory Note, the Private Placement Warrants Purchase Agreement, the Registration Rights Agreement, the Administrative Services Agreement or the Insider Letter, except for the registration under the Act and the Exchange Act of the Securities, and such as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Statutory Prospectus and the Prospectus.

(16) No Breach or Violation. Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Promissory Note, the Private Placement Warrants Purchase Agreement, the Registration Rights Agreement, the Administrative Services Agreement or the Insider Letter will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the Amended and Restated Memorandum and Articles of Association, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties; except in the case of clause (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”) and that would not, individually or in the aggregate, materially adversely affect the ability of the Underwriters to consummate the transactions contemplated by this Agreement.

(17) No Conflicts, Etc. The Company is not in violation or default of (i) any provision of its Amended and Restated Memorandum and Articles of Association, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, or judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company; except in the case of clause (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(18) Investment Company Act. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Statutory Prospectus and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules and regulations of the Commission thereunder.

(19) No Additional Services by Underwriters. The Company does not have any expectation, understanding or agreement with any Underwriter for such Underwriter to provide any additional services to the Company after the consummation of the Offering relating to the Initial Business Combination, the financing thereof or other related transactions; except for the Company’s agreement with the Representative whereby the Representative will act as its advisor from time to time. Except as otherwise noted herein, any Underwriter’s provision of any such additional services in connection with the Initial Business Combination will require the Company’s separate engagement of such Underwriter in connection with the Initial Business Combination and the entry into a related written engagement agreement between such Underwriter and the Company setting forth the terms and conditions of the additional services to be provided by such Underwriter to the Company.

(20) Financial Statements. The financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Statutory Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”), applied on a consistent basis throughout the periods involved (except as otherwise noted therein). There are no pro forma or as adjusted financial statements that are required to be included in the Statutory Prospectus, the Prospectus and the Registration Statement in accordance with Regulation S-X that have not been included as so required.

(21) Off-Balance Sheet Arrangements. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(22) Other Data. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus, if any, are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(23) Independent Accountants. Withum Smith+Brown PC (“Withum”) is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity). Withum has not, during the periods covered by the financial statements included in the Statutory Prospectus, the Prospectus and the Registration Statement, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(24) Disclosure Controls and Procedures. The Company maintains effective “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) to the extent required by such rule.

(25) Sarbanes-Oxley. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any applicable provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is making commercially reasonable efforts to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

(26) Cybersecurity and Data Protection. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted. The Company has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards (including backup and disaster recovery technology) to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or accesses to Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to Personal Data. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(27) Transfer Taxes. There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(28) Ownership. The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(29) Litigation; Government Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Sponsor, or, to the Company’s knowledge, any executive officer or director of the Company, or its or their property is pending or, to the knowledge of the Company, threatened (and in the case of the executive officers or directors of the Company, that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect), except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(30) Tax Returns. The Company has filed all U.S. federal, state, local and non-U.S. tax returns required to be filed through the date hereof and has paid all taxes required to be paid thereon, and no tax deficiency has been determined adversely to the Company (nor does the Company have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company), except in each case as would not reasonably be expected to have a Material Adverse Effect.

(31) Licenses and Permits. The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(32) Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(33) Certain Regulatory Matters.

(i) Foreign Corrupt Practices Act. Neither the Company, the Sponsor, any non-independent director, non-independent director nominee or executive officer, nor, to the knowledge of the Company, any independent director, independent director nominee, employee, agent, affiliate or other person acting on behalf of the Company or the Sponsor is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company has instituted and maintains policies and procedures to ensure compliance therewith. No part of the proceeds of the Offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(ii) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(iii) OFAC. Neither the Company, the Sponsor, any non-independent director, non-independent director nominee or executive officer, nor, to the knowledge of the Company, any independent director, independent director nominee, employee, agent, affiliate or other person acting on behalf of the Company or the Sponsor (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by His Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will (either directly or through the Trust Account), directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(iv) Sanctions. Neither the Company, the Sponsor, any non-independent director, non-independent director nominee or executive officer, nor, to the knowledge of the Company, any independent director, independent director nominee, employee, agent, affiliate or other person acting on behalf of the Company or the Sponsor is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) a Sanctioned Person; or (ii) located in, organized under the laws of or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-governmental regions of Kherson and Zaporizhzhia and the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan, and Syria). Since April 24, 2019, neither the Company nor the Sponsor has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, nor does the Company or the Sponsor have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(v) Bank Secrecy Act; Money Laundering; Patriot Act. Neither the Company, the Sponsor, any non-independent director, non-independent director nominee or executive officer, nor, to the knowledge of the Company, any independent director, independent director nominee, employee, agent, affiliate or other person acting on behalf of the Company or the Sponsor has violated (a) the Bank Secrecy Act, as amended, (b) the Money Laundering Laws, or (c) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

(34) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s executive officers, director nominees and directors and provided to the Underwriters is true and correct, and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by the Company’s executive officers, director nominees or directors to become inaccurate and incorrect.

(35) Initial Business Combination. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, prior to the date hereof, the Company has not selected any specific business combination target and it has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

(36) FINRA Matters.

(i) Except as described in the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company, the Sponsor or any executive officer, director nominee or director of the Company, or their respective affiliates, with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the knowledge of the Company, the Sponsor or any executive officer, director nominee or director of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(ii) The Company has not made any direct or indirect payments (in cash, securities or any other type of “underwriting compensation” as defined in Rule 5110(j)(22) of the FINRA Manual) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any Member, within the FINRA Review Period, as defined in Rule 5110(j)(20) of the FINRA Manual, other than payments to the Underwriters pursuant to this Agreement.

(iii) Except as described in the Statutory Prospectus and the Prospectus, during the period beginning 180 days prior to the initial filing of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(iv) Except as disclosed in the FINRA questionnaires provided to the Representative or in the Statutory Prospectus or Prospectus, to the Company’s knowledge, no executive officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(v) Except as disclosed in the FINRA questionnaires provided to the Representative, to the Company’s knowledge, no Company Affiliate is an owner of stock or other securities of any Member (other than securities purchased on the open market).

(vi) No Company Affiliate has made a subordinated loan to any Member.

(vii) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

(viii) The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a Participating Member (as defined in Rule 5110(j)(15) of the FINRA Manual) of such an underwriter within the 180-day period prior to the initial confidential submission of the Registration Statement.

(ix) No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has, to the Company’s knowledge, any relationship or affiliation or association with any Participating Member (as defined in Rule 5110(j)(15) of the FINRA Manual).

(x) To the Company’s knowledge, no Participating Member (as defined in Rule 5110(j)(15) of the FINRA Manual) has a Conflict of Interest (as defined in Rule 5121(f)(5) of the FINRA Manual).

(37) Non-Competition Agreements. Except as described in the Statutory Prospectus and the Prospectus, none of the Sponsor or, to the Company’s knowledge, none of the directors or executive officers of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his, her or its ability to be and act in the capacity of shareholder, executive officer or director of the Company, as applicable.

(38) Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(39) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and the Sponsor or any director, director nominee, executive officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, Statutory Prospectus or the Prospectus which is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers, director nominees or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(40) Free Writing Prospectus. The Company has not prepared or used an Issuer Free Writing Prospectus or made any offer that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(41) Rule 419. Upon delivery and payment for the Securities on the Closing Date and the filing of the Closing Form 8-K, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(42) Nasdaq Global Market Listing Standards. Until the consummation of a Business Combination, the Company will use its commercially reasonable efforts to maintain the listing of the Public Securities on the Nasdaq Global Market or a national securities exchange acceptable to the Representative.

(43) Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged, directly or through any person authorized to act on its behalf in, any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Act.

(44) Testing-the-Waters. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(45) Cayman Qualification. It is not necessary under the laws of the Cayman Islands (i) to enable the Underwriters to enforce their rights under this Agreement provided that they are not otherwise engaged in business in the Cayman Islands, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters to be qualified or entitled to carry out business in the Cayman Islands.

(46) Recognition of Judgments. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the courts of the State of New York, such judgments will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment is given by a foreign court of competent jurisdiction, imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, is final, is not in respect of taxes, a fine or a penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

(47) Payments in Foreign Currency. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, and subject to the Company’s Amended and Restated Memorandum and Articles of Association, under current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Securities may be paid by the Company to the holder thereof in United States dollars or Cayman Islands dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any taxing authority thereof or therein.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $9.9875 per Unit ($199,750,000 in the aggregate), the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 3,000,000 Option Securities at $10.00 per Unit. This option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. This option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the Option Closing Date. Each Underwriter shall purchase the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representative in its absolute discretion shall make to eliminate any fractional shares.

(c) In addition to the discount from the public offering price represented by the purchase price set forth in the first sentence of Section 2(a) of this Agreement, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.30 per Unit (for both Underwritten Securities and Option Securities) purchased hereunder (the “Deferred Discount”). Such Deferred Discount will be subject to pro rata reduction based on the extent of redemptions that reduce the account of the Trust Account at the time of the consummation of the Company’s initial Business Combination (or earlier in case of any other redemption event) and will otherwise be allocated to members of FINRA who have assisted in the consummation of the Company’s initial Business Combination, at the discretion of the Sponsor. The Representative agrees that the Deferred Discount will be deposited and held in the Trust Account and payable directly from the Trust Account, without accrued interest, to the Representative for their own account and the account of the Underwriters upon the occurrence of the initial Business Combination, subject to the provisions hereof. The Underwriters hereby agree that if no Initial Business Combination is consummated within the time period provided in the Amended and Restated Memorandum and Articles of Association and the funds held under the Trust Agreement are distributed to the holders of the Class A Ordinary Shares included in the Securities sold pursuant to this Agreement (the “Public Shareholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the Trustee, under the Trust Agreement, is authorized to distribute the Deferred Discount to the Public Shareholders on a pro rata basis. For the avoidance of doubt, the obligations of each Underwriter under this Agreement shall be fully satisfied upon the payment of the purchase price for the Securities purchased by such Underwriter on the Closing Date or the Option Closing Date without any further conditions.

3. Delivery and Payment.

(a) Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the first Business Day prior to the Closing Date) shall be made at 10:00 a.m., New York City time, on [●], 2026, or at such time on such later date not more than five Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section 3. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

(b) Payment for the Underwritten Securities shall be made as follows: $199,750,000 of the proceeds received by the Company for the Underwritten Securities, including $6,000,000 of the Deferred Discount, shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement, along with such portion of the gross proceeds from the sale of the Private Placement Warrants in order for the Trust Account to equal the product of the number of Units sold and the public offering price per Unit as set forth on the cover of the Prospectus, upon delivery to the Representative of the Underwritten Securities through the facilities of DTC or, if the Representative has otherwise instructed, upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Underwritten Securities, in each case for the account of the Underwriters. The Underwritten Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representative to examine and package the Underwritten Securities for delivery, at least one Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Underwritten Securities except upon tender of payment by the Representative for all the Underwritten Securities. Payment by the Underwriters for the Underwritten Securities is contingent on the payment by the Sponsor to the Trust Account for the Private Placement Warrants at least one Business Day prior to the Closing Date.

(c) Payment for the Option Securities shall be made as follows: $10.00 per Option Security (including any Deferred Discount attributable to the Option Securities) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement, along with such portion of the gross proceeds from the sale of the Private Placement Warrants in order for the Trust Account to equal the product of the number of Units sold and the public offering price per Unit as set forth on the cover of the Prospectus, upon delivery to the Representative of the Option Securities through the facilities of DTC or, if the Representative has otherwise instructed, upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Option Securities (or through the facilities of DTC) for the account of the Underwriters. The Option Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representative to examine and package the Option Securities for delivery, at least one Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Option Securities except upon tender of payment by the Representative for all the Option Securities. Payment by the Underwriters for the Option Securities is contingent on the payment by the Sponsor to the Trust Account for the Private Placement Warrants at least one Business Day prior to the applicable Option Closing Date.

(d) If the option provided for in Section 2(b) hereof is exercised after the second Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative, at c/o Santander US Capital Markets LLC, 437 Madison Avenue, New York, New York 10022, on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to the Trust Account as described above in Section 3(c). If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the Option Closing Date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Filing of Prospectus; Notice to Representative; Stop Orders. Prior to the termination of the Offering, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representative a copy for its review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which the Representative reasonably objects. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose, including, without limitation, pursuant to Section 8A of the Act, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Statutory Prospectus. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Statutory Prospectus to comply with the Act or the rules thereunder, the Company will (i) notify promptly the Representative so that any use of the Statutory Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as the Representative may reasonably request.

(c) Amendment to Prospectus. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representative in such quantities as the Representative may reasonably request.

(d) Delivery of Earnings Statements. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) Delivery of Documents. The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(f) Qualification of Securities. The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) Lock-Up. The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, hedge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Units, Class A Ordinary Shares, Public Warrants or any securities convertible into, or exercisable, or exchangeable for, Class A Ordinary Shares or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the Company may (1) issue and sell the Private Placement Warrants, (2) issue and sell the Option Securities on exercise of the option provided for in Section 2(b) hereof, (3) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the Founder Shares, the Private Placement Warrants and the Class A Ordinary Shares issuable upon exercise thereof and (4) issue securities in connection with the Company’s Initial Business Combination.

(h) No Stabilization or Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) Payment of Expenses. The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates, if any, for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq Global Market; (vi) the printing and delivery of a preliminary blue sky memorandum, any registration or qualification (or obtaining exemptions from qualifying or registering) of the Securities for offer and sale under the securities or blue sky laws of the several states of the United States or provinces of Canada (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and up to $35,000 for the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by the Company and its executive officers (and not the Underwriters) in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(j) Use of Free Writing Prospectus. The Company agrees that it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(k) Maintenance of Registration. For a period of at least five (5) years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will use its best efforts to maintain the registration of the Units, Class A Ordinary Shares and Public Warrants under the provisions of the Exchange Act, except after giving effect to a going private transaction after the completion of an Initial Business Combination. The Company will not deregister the Units, Class A Ordinary Shares or Public Warrants under the Exchange Act (except in connection with a going private transaction after the completion of an Initial Business Combination) without the prior written consent of the Representative.

(l) Form 8-K. The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four (4) Business Days after the Closing Date, file the Closing Form 8-K with the Commission, which shall contain the Company’s Audited Balance Sheet. Additionally, if not disclosed on the Closing Form 8-K, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2(b) hereof, the Company shall promptly, but not later than four (4) Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(m) Review of Financial Statements. For a period commencing on the Effective Date and ending at least five (5) years from the date of the consummation of the Initial Business Combination or until such earlier time at which the Company is required to be liquidated or the Class A Ordinary Shares and Public Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to shareholders.

(n) Publicly Available Statements and Reports. For a period of five (5) years from the Effective Date or until such earlier time that the Company is required to be liquidated or the Class A Ordinary Shares and Public Warrants cease to be publicly traded, the Company will furnish to the Representative such copies of financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and such additional documents and information with respect to the Company as the Representative may from time to time reasonably request. Any financial statements and reports filed on the Commission’s EDGAR website or otherwise available on the Company’s website will be considered furnished for purposes of this section.

(o) Affiliate Transactions. Except as disclosed in the Registration Statement, the Company shall not pay the Sponsor, any of the Company’s directors or executive officers, any special advisor, or any of the Company’s or their respective affiliates any fees or compensation of any kind (including finder’s and consulting fees, reimbursement, monies in respect of any payment of a loan or other compensation paid by the Company to the Sponsor, the Company’s executive officers, directors or any of their respective affiliates, except as otherwise disclosed in the Registration Statement) for services rendered to the Company prior to, or in connection with, the consummation of the Initial Business Combination.

(p) Net Proceeds. The Company will apply the net proceeds from the Offering and the sale of the Private Placement Warrants received by it in a manner consistent with the applications described under the caption “Use of Proceeds” in the Statutory Prospectus and the Prospectus.

(q) Notice to FINRA.

(1) For a period of 60 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, provided that such services are relevant to the underwriting terms and arrangements of the Offering, the Company agrees that it shall promptly provide the Representative and its counsel a notification prior to entering into the agreement or transaction relating to a potential Initial Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Initial Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

(2) The Company agrees that proper disclosure of any arrangement or potential arrangement that the Company has with any person or entity to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services or investment banking, financial, advisory and/or consulting services will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Initial Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable. To the extent that the Company discloses arrangements with respect to the Representative, the Company will provide the Representative with an opportunity to review and comment on any such tender offer materials or proxy statement.

(3) The Company shall advise FINRA, the Representative and its counsel if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Company’s Securities.

(r) Investment Company. The Company shall cause the proceeds of the Offering and the portion of proceeds from the sale of the Private Placement Warrants to be held in the Trust Account to be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates the Initial Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

(s) Permitted Withdrawals. Prior to the consummation of the Initial Business Combination or the liquidation of the Trust Account, the Company may instruct the Trustee under the Trust Agreement to release interest from the Trust Account for Permitted Withdrawals. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account) will remain in the Trust Account until the earlier of the consummation of the Company’s Initial Business Combination or the liquidation of the Trust Account; provided, however, that in the event of the liquidation of the Trust Account, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(t) Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon the exercise of any of the Public Warrants, the Private Placement Warrants and any Working Capital Warrants and upon the conversion of the Founder Shares, outstanding from time to time.

(u) Issuance of Shares. Prior to the consummation of the Initial Business Combination or the liquidation of the Trust Account, except in connection with the conversion of Founder Shares pursuant to Article 17 of the Company’s Amended and Restated Memorandum and Articles of Association where the holders of such shares have waived any rights to receive funds from the Trust Account, the Company shall not issue any Class A Ordinary Shares, Public Warrants or any options or other securities convertible into Class A Ordinary Shares, or any shares of preferred stock, in each case, which participate in any manner in the Trust Account or which vote as a class with the Class A Ordinary Shares on an Initial Business Combination.

(v) Independent Director Review of Expenses. Prior to the consummation of the Initial Business Combination or the liquidation of the Trust Account, the Company shall cause its board of directors to review and approve all payments made to the Sponsor, any of the Company’s directors or executive officers, any special advisor, or any of the Company’s or their respective affiliates, with any interested directors abstaining from such review and approval.

(w) Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of the Initial Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(x) Internal Controls. The Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that: (1) transactions are executed in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management’s general or specific authorization, and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y) Sarbanes-Oxley, Nasdaq Global Market Listing Standards. As soon as legally required to do so, the Company and its directors and executive officers, in their capacities as such, shall take all actions necessary to comply with any applicable provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the Nasdaq Global Market Listing Standards.

(z) No Violation of Amended and Restated Memorandum and Articles of Association. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Memorandum and Articles of Association.

(aa) Transfer and Warrant Agent. For a period commencing on the Effective Date and ending at least five (5) years from the date of the consummation of the Initial Business Combination or until such earlier time at which the Company is required to be liquidated or the Class A Ordinary Shares and Public Warrants cease to be publicly traded, the Company shall retain a transfer and warrant agent.

(bb)   Initial Business Combination.

(1) Trust Account Waiver Acknowledgment. The Company will seek to have all vendors, service providers (other than independent accountants), prospective target businesses or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders. If a prospective target business, vendor, service provider or third party were to refuse to enter into such a waiver, management will perform an analysis of the alternatives available to it and will only enter into an agreement with or engage such target, business, vendor, service provider or third party that has not executed a waiver if management believes that doing so would be significantly more beneficial than any alternative.

(2) Initial Business Combination/Distribution Procedure. The Company, subject to any applicable provision of the Company’s Amended and Restated Memorandum and Articles of Association, may consummate the Initial Business Combination and conduct redemptions of Class A Ordinary Shares for cash upon consummation of such Initial Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the Initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the Initial Business Combination to redeem the Class A Ordinary Shares held by such shareholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account calculated as of two Business Days prior to the consummation of the Initial Business Combination representing (x) the proceeds held in the Trust Account from the Offering and certain proceeds from the sale of the Private Placement Warrants and (y) any interest earned on the funds held in the Trust Account and not previously released for Permitted Withdrawals, if any, divided by (B) the total number of Public Shares then issued and outstanding. In the event the Company conducts redemptions pursuant to the tender offer rules, the Company’s offer to redeem will remain open for at least 20 Business Days, in accordance with Rule 14e-1(a) under the Exchange Act, and the Company will not be permitted to complete the Initial Business Combination until the expiration of the tender offer period. If, however, the Company elects not to file such tender offer documents, a shareholder vote is required by law or stock exchange listing requirement in connection with the Initial Business Combination, or the Company decides to hold a shareholder vote for business or other reasons, the Company will submit such Initial Business Combination to the Company’s shareholders for their approval (the “Business Combination Vote”). The Company will give not less than ten (10) days’ prior written notice of any such meeting, if required, at which a Business Combination Vote shall be taken. With respect to the Business Combination Vote, if any, the Sponsor and the Company’s initial shareholders, executive officers and directors have agreed to vote all of their Founder Shares and Public Shares in favor of the Company’s Initial Business Combination. If the Company seeks shareholder approval of the Initial Business Combination, the Company will offer to each Public Shareholder holding Class A Ordinary Shares the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account calculated as of two Business Days prior to the consummation of the Initial Business Combination representing (1) the proceeds held in the Trust Account from the Offering and certain proceeds from the sale of the Private Placement Warrants and (2) any interest earned on the funds held in the Trust Account and not previously released for Permitted Withdrawals, if any, divided by (II) the total number of Public Shares then issued and outstanding. If the Company seeks shareholder approval of the Initial Business Combination, the Company may proceed with such Initial Business Combination only if it receives an ordinary resolution under Cayman Islands law and the Amended and Restated Memorandum and Articles of Association, which requires the affirmative vote of at least a majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Shareholders who affirmatively requested (and did not validly withdraw) such redemption. Only Public Shareholders holding Class A Ordinary Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Initial Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an Initial Business Combination, and the Company shall pay no distributions with respect to any other holders of ordinary shares of the Company in connection therewith. In the event that the Company does not effect an Initial Business Combination within the time period set forth in the Amended and Restated Memorandum and Articles of Association, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) Business Days thereafter (and subject to lawfully available funds), redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest earned on the funds held in the Trust Account and not previously released for Permitted Withdrawals, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the total number of Public Shares then issued and outstanding, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Only Public Shareholders holding Class A Ordinary Shares included in the Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other ordinary shares of the Company, except that in the case of a liquidation of the Company following such redemption the Company may pay liquidating distributions (if any) to all remaining shareholders of the Company in accordance with Cayman Islands law. The Company will not propose any amendment to the Amended and Restated Memorandum and Articles of Association to modify the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with its Initial Business Combination or to redeem 100% of its Public Shares if the Company has not consummated an Initial Business Combination within the time period set forth in the Amended and Restated Memorandum and Articles of Association or (B) with respect to any other provision relating to the rights of holders of the Public Shares or pre-Initial Business Combination activity, unless it provides its Public Shareholders with the opportunity to redeem their Class A Ordinary Shares upon approval of any such amendment, as described in the Statutory Prospectus and Prospectus.

(3) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (the “Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of the Initial Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representative’s standard policies regarding confidential information.

(cc) Deferred Compensation. Upon the consummation of the Initial Business Combination, the Company will cause the Trustee to pay to the Representative, on behalf of the Underwriters, the Deferred Discount in accordance with the terms of Section 2(c) of this Agreement. Payment of the Deferred Discount will be made out of the proceeds of the Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its Initial Business Combination within the time period prescribed in the Amended and Restated Memorandum and Articles of Association, the Deferred Discount will not be paid to the Representative and will, instead, be included in the liquidation distribution of the proceeds held in the Trust Account made to the Public Shareholders. In connection with any such liquidation distribution, the Underwriters will forfeit any rights or claims to the Deferred Discount.

(dd)   The Company will use commercially reasonable efforts to effect and, for a period commencing on the Effective Date and ending at least five (5) years from the date of the consummation of the Initial Business Combination or until such earlier time at which the liquidation occurs or the Class A Ordinary Shares and Public Warrants cease to be publicly traded, maintain the listing of the Securities, Class A Ordinary Shares and Public Warrants on the Nasdaq Global Market (or another national securities exchange).

(ee) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as may be reasonably requested.

(ff) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 5(g) hereof.

(gg)   Upon the earlier to occur of the expiration or termination of the Underwriters’ over-allotment option, the Company shall cancel or otherwise effect the forfeiture and/or surrender for no consideration of Founder Shares from the Sponsor, in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 750,000 by (b) a fraction, (i) the numerator of which is 3,000,000 minus the number of Class A Ordinary Shares purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 3,000,000. For the avoidance of doubt, if the Underwriters exercise their over-allotment option in full, the Company shall not cancel or otherwise effect the forfeiture and/or surrender for no consideration of the Founder Shares pursuant to this subsection.

(hh)   The Company will deliver to the Representative executed copies of the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Private Placement Warrants Purchase Agreement, the Registration Rights Agreement, the Administrative Services Agreement, the Promissory Note and the Insider Letter.

(ii) In no event will the amounts payable by the Company under the Administrative Services Agreement be more than $25,000 per month in the aggregate for office space, utilities and secretarial and administrative support from the date that the Units are first listed on the Nasdaq Global Market until the earlier of the date of the consummation of the Initial Business Combination or until the time that the Company is required to liquidate.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and the Option Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) Filing of Prospectus; No Stop Order. The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened, including, without limitation in each case pursuant to Section 8A of the Act.

(b) Opinion of Counsel for the Company. The Company shall have requested and caused Ellenoff Grossman & Schole LLP, U.S. counsel for the Company, and Ogier (Cayman) LLP, Cayman Islands counsel for the Company, to have furnished to the Representative their opinions and, in the case of Ellenoff Grossman & Schole LLP, negative assurance letter dated the Closing Date and the Option Closing Date, as applicable, and addressed to the Representative in form and substance acceptable to the Representative.

(c) Opinion of Counsel for the Representative. The Representative shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, its opinion and negative assurance letter dated the Closing Date and the Option Closing Date, as applicable, and addressed to the Representative in form and substance acceptable to the Representative.

(d) Officer’s Certificate. The Company shall have furnished to the Representative a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date and the Option Closing Date, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, as well as each “electronic road show” (as defined in Rule 433(h) of the Act) used in connection with the Offering, and this Agreement and that:

(1) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date and the Option Closing Date, as applicable, with the same effect as if made on such Closing Date or Option Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date;

(2) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(3) since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(e) Chief Executive Officer’s Certificate. The Company shall have furnished to the Representative a certificate signed by the Chief Executive Officer of the Company, dated the Closing Date and the Option Closing Date, as applicable, certifying (i) that the Amended and Restated Memorandum and Articles of Association is true and complete, has not been modified and is in full force and effect, (ii) that the resolutions relating to the Offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) copies of all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the executive officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(f) Comfort Letters. The Company shall have requested and caused Withum to have furnished to the Representative, at the Execution Time, at the Closing Date and at the Option Closing Date, as applicable, letters, dated respectively as of the Execution Time, as of the Closing Date and as of the Option Closing Date, as applicable, in form and substance satisfactory to the Representative, confirming that they are a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the audited financial statements of the Company for the period from January 27, 2026 (the date of inception) through February 11, 2026, provided that the cutoff date shall not be more than two Business Days prior to such Execution Time, Closing Date or Option Closing Date, as applicable, and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, including the information set forth under the captions “Dilution” and “Capitalization” in the Statutory Prospectus and the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation; and

(iii) statements as to such other matters incident to the transaction contemplated hereby as the Representative may reasonably request.

References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g) Material Change. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (1) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (2) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, management, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (1) or (2) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(h) Further Information. Prior to the Closing Date and the Option Closing Date, as applicable, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(i) FINRA. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(j) Nasdaq Global Market. The Public Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Global Market and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(k) Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Promissory Note, the Private Placement Warrants Purchase Agreement, the Administrative Services Agreement, the Registration Rights Agreement and the Insider Letter.

(l) Trust Account. On the Closing Date, the Company shall have furnished to the Representative one or more certificates signed by an authorized officer of the Trustee to the effect of certifying that $200,000,000 (and, if Options Securities have been purchased, the applicable amount due in consideration for such Options Securities pursuant to this Agreement and the Registration Statement) shall have been deposited in the Trust Account.

(m) No Stop Orders. No order preventing or suspending the sale of the Units in any jurisdiction designated by the Representative shall have been issued as of the Closing Date and the Option Closing Date, as applicable, and no proceedings for that purpose shall have been instituted or shall have been threatened.

(n) Deposit. At least one (1) Business Day prior to the Closing Date or the Option Closing Date, as applicable, the Company shall have caused the required proceeds from the sale of the Private Placement Warrants to be deposited into the Trust Account, such that the cumulative amount deposited into the Trust Account as of such Closing Date or Option Closing Date, as applicable, shall equal the product of the number of Units sold in the Offering as of such Closing Date or Option Closing Date, as applicable, and the public offering price per Unit as set forth on the cover of the Prospectus.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date or the Option Closing Date, as applicable, by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered electronically, or if by mail, at the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 450 Lexington Avenue, New York, New York 10017, on the Closing Date and the Option Closing Date, as applicable.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all reasonable and documented out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter, each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each affiliate of each Underwriter against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus, any “road show” as defined in Rule 433(h) of the Act or any Written Testing-the-Waters Communication, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) in any materials or information, including roadshow materials, provided to investors by, or with the approval of, the Company in connection with obtaining shareholder approval of the Initial Business Combination, including any road show or investor presentations made to investors by the Company (whether in person or electronically), or in any proxy statement, prospectus (or any amendment or supplement thereto), any preliminary prospectus, or any Written Testing-the-Waters Communication, in each case used in connection with the Initial Business Combination, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in the last sentence of Section 8(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its executive officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the nineteen, twenty and twenty-one paragraphs under the heading “Underwriting” in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus and the Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, delayed or conditioned), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the Offering. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions actually received by the Underwriters, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offering exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and are not joint.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions that the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the Underwritten Securities, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities. If within one Business Day after such default relating to more than 10% of the Underwritten Securities the remaining Underwriters do not arrange for the purchase of such Underwritten Securities, then the Company shall be entitled to a further period of one Business Day within which to procure another party or parties reasonably satisfactory to the Representative to purchase said Underwritten Securities. In the event that neither the remaining Underwriters nor the Company purchase or arrange for the purchase of all of the Underwritten Securities to which a default relates as provided in this Section 9, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five (5) Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Units, Class A Ordinary Shares or Public Warrants shall have been suspended by the Commission or the Nasdaq Global Market (or successor trading market) or trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market shall have been suspended or limited or minimum prices shall have been established on such exchange or trading market, (ii) the Company shall not have obtained authorization for quotation of the Class A Ordinary Shares, Public Warrants or Units on the Nasdaq Global Market (or successor trading market), (iii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities, (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other national or international calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Statutory Prospectus or the Prospectus (exclusive of any supplement thereto).

11. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its executive officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the executive officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Santander US Capital Markets LLC, 437 Madison Avenue, New York, New York 10022, Attention: Ryan Kelley, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Derek Dostal; or, if sent to the Company, will be mailed, delivered or telefaxed to Live Oak Acquisition Corp. VI, 4921 William Arnold Road, Memphis, Tennessee 38117, Attention: Richard Hendrix, with a copy to Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, Attention: Stuart Neuhauser, Esq.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the executive officers, directors, employees, agents and controlling persons and their affiliates referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. None of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby must be instituted in any State or U.S. federal court in the City and County of New York, Borough of Manhattan, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby irrevocably appoints Richard Hendrix (the “Process Agent”), with an office on the date hereof at 4921 William Arnold Road, Memphis, TN 38117, as its agent to receive on behalf of the Company service of copies of the summons and complaint and any other process which may be served in all such actions and proceedings. Such service may be made by mailing or delivering a copy of such process to the Company in care of the Process Agent at the Process Agent’s above address, and the Company hereby irrevocably authorizes and directs the Process Agent to accept such service on behalf of the Company.

19. Waiver of Jury Trial. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20. USA PATRIOT ACT. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile or electronic mail. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

22. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

23. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“BHC Act Affiliate” shall mean “affiliate” as defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” shall mean default right as defined and interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean [●], 2026, at [●], New York City time.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Permitted Withdrawals” shall mean amounts withdrawn from the Trust Account to pay the Company’s taxes; provided that such withdrawals can only be made from interest and not from the principal held in the Trust Account.

“Preliminary Prospectus” shall mean the preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any information deemed part of such registration statement pursuant to Rule 430A, as amended or supplemented at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 172”, “Rule 405”, “Rule 419”, “Rule 424”, “Rule 430A”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the Offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the Offering covered by the registration statement referred to in Section 1(a) hereof.

“Statutory Prospectus” shall mean (i) the Preliminary Prospectus dated [●], 2026, relating to the Securities and (ii) the Time of Delivery Information, if any, set forth on Schedule II hereto.

“U.S. Special Resolution Regime” shall mean each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

[Signature Pages Follow]

LIVE OAK ACQUISITION CORP. VI

By:
	Name:	Richard Hendrix
	Title:	Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

SANTANDER US CAPITAL MARKETS LLC

By:
Name:
Title:

By:
Name
Title

For itself and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Santander US Capital Markets LLC	20,000,000
Total	20,000,000

SCHEDULE II

Time of Delivery Information

1.	The initial price to the public of the Securities: $10.00 per Unit.

2.	Number of Underwritten Securities offered: 20,000,000.

3.	The Company has granted an option to the Underwriters to purchase an aggregate of not more than 3,000,000 Option Securities.

4.	The Sponsor has agreed to purchase 4,600,000 Private Placement Warrants (whether or not the over-allotment option is exercised).

SCHEDULE III

Schedule of Written Testing-the-Waters Communications

5.	Reference is made to the materials used in the testing-the-waters presentation made to potential investors by the Company, to the extent such materials are deemed to be a “written communication” within the meaning of Rule 405 of the Act.